APPLIED GENETIC TECHNOLOGIES CORPORATION

Stockholder Waiver

This Stockholder Waiver is entered into by and among Applied Genetic Technologies Corporation, a Delaware corporation (the “Company”) and the undersigned stockholders of the Company.

WHEREAS, the Company intends to file with the Securities and Exchange Commission a Registration Statement on Form S-1 (the “Registration Statement”) in connection with a proposed firm commitment underwritten initial public offering of shares of the Common Stock underwritten by a syndicate of banks led by Barclays Capital Inc. (the “Offering”);

WHEREAS, pursuant to the terms of the Amended and Restated Investor Rights Agreement dated November 15, 2012 (the “Investor Rights Agreement”), certain stockholders of the Company have (i) registration rights with respect to certain shares of the Company’s capital stock (“Registration Rights”) in connection with the filing by the Company of the Registration Statement and the Offering related thereto and (ii) certain information rights (the “Information Rights”);

WHEREAS, the Investor Rights Agreement provides that waivers of the Registration Rights and the Information Rights may be effected only with the written consent of the Company and the holders of a majority of the then outstanding Registrable Securities (as defined in the Investor Rights Agreement) (excluding shares of Registrable Securities held by the Universities (as defined in the Investor Rights Agreement) and the Key Holders (as defined in the Investor Rights Agreement) as long as such amendment affects all of the Investors (as defined in the Investor Rights Agreement) and Common Stockholders (as defined in the Investor Rights Agreement) in the same manner); and

WHEREAS, the undersigned stockholders hold a sufficient number of shares of Registrable Securities necessary to (i) waive the Registration Rights on behalf of all stockholders with respect to the Offering and (ii) waive the Information Rights on behalf of all stockholders with respect to the Offering.

NOW, THEREFORE, in consideration of the foregoing recitals and the agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Waiver of Registration Rights. The undersigned stockholders hereby waive, with respect to the Offering and the filing of the Registration Statement only, the Company’s obligations under the Investor Rights Agreement to (i) give notice of the Company’s intent to file the Registration Statement and (ii) include any of the Registrable Securities in the Registration Statement.

2. Waiver of Information Rights. The undersigned stockholders hereby waive any obligation by the Company to provide the unaudited financial information and other reports contemplated by Section 3.1 of the Investor Rights Agreement between the date of the filing of the Registration Statement and the closing of the Offering.

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IN WITNESS WHEREOF, each of the undersigned has executed this Stockholder Waiver.

COMPANY:
Date: 10/22/2013	Applied Genetic Technologies Corporation By: /s/ Susan B. Washer________________ Susan B. Washer President And Chief Executive Officer

STOCKHOLDERS:
Date: 10/21/2013	Alta Partners VIII, L.P. By: Alta Partners Management VIII, LLC, its general partner By: /s/ Edward Hurwitz Name: Edward Hurwitz Title: Director
Date: 10/28/2013	S.R. One, Limited By: /s/ Brian Gallagher Name: Brian Gallagher Title: Vice President & Partner
Date: 10/22/2013	MedImmune Ventures By: /s/ Ron Laufer Name: Ron Laufer Title: Senior Managing Director
Date: 10/28/2013	Intersouth Partners VI, L.P. By: Intersouth Associates VI, LLC, its general partner By: /s/ James Rosen Name: James Rosen Title: Member, acting pursuant to Power of Attorney
Signature Page To AGTC Stockholder Waiver

Date: 10/18/2013	InterWest Partners VIII, L.P. By: InterWest Management Partners VIII, L.P., its general partner By: /s/ Arnold Oronsky Name: Arnold Oronsky Title: Managing Director
Date: 10/18/2013	InterWest Investors VIII, L.P. By: InterWest Management Partners VIII, L.P., its general partner By: /s/ Arnold Oronsky Name: Arnold Oronsky Title: Managing Director
Date: 10/18/2013	InterWest Investors Q VIII, L.P. By: InterWest Management Partners VIII, L.P., its general partner By: /s/ Arnold Oronsky Name: Arnold Oronsky Title: Managing Director

Signature Page To AGTC Stockholder Waiver

Date: 10/30/2013	WS Investment Company, LLC (2012A) By: /s/ James A. Terranova Name: James A. Terranova Title: Director
Date: 11/1/2013	Osage University Partners I, L.P. By Osage University GP, LP, its general partner By: Osage Partners, LLC, its general partner By: /s/ William Harrington William Harrington Member

Signature Page To AGTC Stockholder Waiver